UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

June 8, 2023 (June 6, 2023)

Date of Report (Date of earliest event reported)

INTERNATIONAL SEAWAYS, INC.

(Exact Name of Registrant as Specified in Charter)

1-37836-1
(Commission File Number)

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Section 5 - Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 6, 2023, International Seaways, Inc. (the “Company”) held its Annual Meeting of Stockholders. The Company had 49,229,944 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, of which 40,777,708 shares were represented at the meeting by holders present in person or by proxy, constituting 82.83% of the shares outstanding and entitled to vote. At the Annual Meeting, stockholders elected ten directors; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2023; approved, in an advisory vote, the compensation of the Named Executive Officers for 2022 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement; approved, in an advisory vote, one year as the preferred frequency of future advisory votes on Named Executive Officer compensation; and ratified the Company’s Amended and Restated Rights Agreement. A replay of the Annual Meeting is available at www.virtualshareholdermeeting.com/INSW2023, and can also be accessed via the Company’s website.

All of the nominees for director were duly elected to serve, subject to the Company’s By-laws, as directors of the Company until the next Annual Meeting and until election and qualification of their successors. The tabulation of the votes cast for each nominee for director was as follows:

NAME OF NOMINEE FOR DIRECTOR	VOTED FOR	WITHHELD AUTHORITY TO VOTE
Doug Wheat	31,864,245	4,458,207
Timothy J. Bernlohr	30,446,769	5,875,683
Ian T. Blackley	32,071,445	4,251,037
Alexandra K. Blankenship	23,584,695	12,737,757
Randee E. Day	32,012,427	4,310,025
David I. Greenberg	30,949,038	5,373,414
Joseph I. Kronsberg	32,128,739	4,193,713
Nadim Z. Qureshi	32,016,034	4,306,418
Craig H. Stevenson, Jr.	32,020,659	4,301,793
Lois K. Zabrocky	23,780,637	12,541,815

Re-election required that the nominee receive a majority of the votes cast for his or her election. Withheld votes for the election of directors are abstentions, and are not counted as votes cast. There were 4,455,256 broker non-votes.

The resolution to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023 was ratified by a vote of 38,204,441 shares of Common Stock in favor, 71,330 shares of Common Stock against and 2,501,937 shares of Common Stock abstained. There were no broker non-votes of Common Stock.

The resolution to approve, in an advisory vote, the compensation of the Named Executive Officers for 2022 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement was approved by a vote of 23,051,828 shares of Common Stock in favor, 13,213,696 shares of Common Stock against and 56,928 shares of Common Stock abstained. There were 4,455,256 broker non-votes.

The resolution to approve, in an advisory vote, whether the preferred frequency of future advisory votes on Named Executive Officer compensation disclosed in the Company’s proxy statement should be every one, two or three years, was 33,112,483 shares of Common Stock for every one year, 82,391 shares of Common Stock for every two years, 2,943,316 shares of Common Stock for every three years and 184,262 shares of Common Stock abstained. There were 4,455,256 broker non-votes. Accordingly, one year was approved as the preferred frequency of such advisory votes.

The resolution to ratify the Company’s Amended and Restated Rights Agreement was ratified by a vote of 19,812,329 shares of Common Stock in favor, 16,464,996 shares of Common stock against and 45,127 shares of Common Stock abstained. There were 4,455,256 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC. (Registrant)

Date: June 8, 2023	By:		/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel